            [LETTERHEAD OF RICHARDS BUTLER INTERNATIONAL LAW FIRM]


Clyde & Co
51 Eastcheap
London EC3M 1JP

your ref RV/YJ/92-01029


LeBoeuf, Lamb, Greene & MacRae
Sixth Floor
1 Minster Lane
London EC3R AA                           27th January 1997

your ref 4/00018


Davies Arnold Cooper
6-8 Bouvene Street
London   EC4Y 8DD

your ref 1710.6
our ref DGW/CMH/93-18760

BY FAX AND BY HAND

Dear Sirs

BARR SINISTER

We refer to the Settlement Agreement between our respective clients dated 17th December 1996 ("the Agreement").

We hereby confirm the agreement reached between our respective clients that the Agreement be varied and, specifically:

     (a) that the payment to your respective clients on 28 January of US$ 929,397 (for value 31st December 1996 being the date when it was paid by our clients to this firm), plus interest of US$2,899.40 accrued since that date while it was being held by this firm, will constitute full and final satisfaction of the obligations of our clients pursuant to clauses 2(a) and (b) of the Agreement (it being accepted that the value of the payment being made is equivalent to that of the payments provided for in clauses 2(a) and (b) once interest discounts are applied to reflect the timing of the respective payments); and

Clyde & Co
LeBoeuf, Lamb, Greene & Macrae
Davies Arnold Cooper / page 2 of 2
                                                   27th January 1997


     (b) that the conditions in clause 1(a) and (b) of the Agreement will be deemed to be fulfilled following the payment and that the remaining provisions of the Agreement take effect from the date of that payment.

Please countersign this letter to confirm your acceptance of the above and to confirm your acknowledgment, on behalf of your clients, that the payment will be made by our clients in reliance on the agreement reflected above. For the avoidance of doubt, this letter is confidential to the parties and clause 8 of the Agreement shall apply to this letter.

Yours faithfully



/s/ Richards Butler
-------------------------------
Richards Butler



/s/ Clyde & Co
-------------------------------
Clyde & Co



/s/ LeBoeuf
-------------------------------
LeBoeuf, Lamb, Greene & MacRae



/s/ Davies Arnold Cooper
-------------------------------
Davies Arnold Cooper

This Agreement is made the l7th day of December 1996 between:

1. Mercantile National Bank Inc ("MNB") a Bank incorporated in California with a place of business at 1840 Century Park East, Los Angeles, California 90067-2103 USA

2. Victor William Broad (on his own behalf and on behalf of all the other Lloyd's underwriters subscribing to the contracts which were the subject matter of the proceedings referred to below) of Syndicate 370, Lloyd's, 1 Lime Street, London EC3

3. Eagle Star Insurance Company Limited whose registered office is at 60 St Mary Axe, London EC3A 8JQ

4. Star Assurance Company Limited whose registered office is at 60 St Mary Axe, London EC3A 8JQ

5. St. Paul Fire and Marine Insurance Company (UK) Limited whose registered office is at St Pauls House, 27 Camperdown Street, London E1 8DS

6. Sphere Drake Insurance PLC whose registered office is at 52-54 Leadenhall Street, London EC3A 2BJ

7. Scor (UK) Reinsurance Company Limited whose registered office is at 52 Lime Street, London EC3M 7BS

8. Orion Insurance Company Limited whose registered office is at Orion House, Bouverie Road, West Folkstone, Kent CT20 2RW

9. Prudential Assurance Co Limited whose registered office is at 142 Holborn Bars, London EC1N 2NH

10. Guardian Royal Exchange (UK) Limited whose registered office is at Royal Exchange, London EC3V 8JQ

11. Union America Insurance Company Limited whose registered office is at 77 Gracechurch Street, London EC3V OAS

12. Munich Reinsurance Company a Company incorporated under the laws of Germany whose principal place of business is Koniginstraze, Postfach 401320, D-800 Munich 40, Germany

13. Albingia Versicherungen, a Company incorporated under the laws of Germany whose principal place of business is Ballindamn 39 (Europahans), 2000 Hamburg l, Germany

14. Sovereign Insurance (UK) Limited whose registered office is at 10 Trinity Square, London EC3P 3AX

15. Tokio Marine and Fire Insurance Company Limited whose registered office is at 1O Trinity Square, London EC3P 3AX

16. Taisho Marine & Fire Insurance Company (Europe) Limited whose registered office is at 10 Trinity Square, London EC3P 3AX

17. Uni Storebrant Insurance Company (UK) Limited whose registered office is at Suite 2/1/D Plantation House, 5-8 Mincing Lane, London EC3 7EE

18. Wasa International (UK) Insurance Company Limited whose registered office is at 3 Quays, Tower Hill, London EC3R 6DA

19.  Dominic Adams of Maycroft House, Mill Hill, Herne Bay, Kent CT6 7EB.

20. V.W. Broad Agency c/o Sphere Drake Underwriting Limited, 52 Leadenhall Street, London, EC3A 2BJ.

WHEREAS:

1. British & Commonwealth Merchant Bank Plc (in administration)("BCMB") (and now known as BCMB Corporation Limited (in administration)) commenced proceedings on behalf of itself and as agent for MNB against the second to eighteenth parties to this Agreement ("the Defendant Insurers") in the Commercial Court, Queen's Bench Division of the High Court of Justice (1992 Folio No. 2684) on 11 September 1992.

2. In their Defences to the aforementioned claim, the Defendant Insurers deny all liability. Further, the Defendant Insurers have served Counterclaims against BCMB and MNB and have joined MNB to the proceedings as a Defendant to those counterclaims.

3.   In its Defences to Counterclaim, MNB denies all liability.

4. All the parties hereto wish to compromise the Defendant Insurers' Counterclaims against MNB and to compromise MNB's half share of BCMB's original claim against the Defendant Insurers on the terms hereinafter set out.

5. Subject to the effect of certain terms of the agreement set cut below, BCMB's claim against the Defendant Insurers will continue to subsist following the completion of this agreement and the Defendant Insurers' Counterclaims against BCMB will also so continue to subsist.

6. The Names of the Lloyd's Syndicates subscribing to the contracts which are the subject of the proceedings described in paragraph 1 above have assigned certain of their rights in respect of these contracts, upon the terms of a Reinsurance and Run-Off Contract dated 3rd September 1996 to Equitas Reinsurance Ltd, which has itself assigned certain of its rights to Equitas Limited upon the terms of a Retrocession Agreement dated 3rd September 1996.

NOW IT IS HEREBY AGREED AS FOLLOWS:-

1.   This Agreement is conditional upon:-

     (a)  the recapitalisation of MNB being completed on or before 31 March
          1997.

     (b)  the payment described in paragraph 2(a) below being made.

     Upon the fulfilment of conditions 1(a) and 1(b) above, the following provisions of this Agreement shall take effect (except for Clauses 4 and 8 below which take effect from the date of this Agreement and will remain in effect after the date of fulfilment). If conditions l(a) and l(b) are not fulfilled, this Agreement (including Clauses 4 & 8) shall be null and void.

2. (a) MNB shall pay US$ 500,000 to the Defendant Insurers for value on or before noon UK time 7 days after the completion of the recapitalisation referred to in clause 1 above ("the payment date"). Payment will be made by three bank wire transfers to the accounts and in the amounts specified in Schedule 1 to this Agreement and such payment will constitute a good discharge of MNB's obligations under this sub-clause.

     (b) MNB shall pay a further US$ 500,000 to the Defendant Insurers two years after the payment date. The mode and effect of payment will be as in (a) above.

     (c) Subject to the terms of this Agreement, the payments in (a) and (b) above will be in full and final settlement of one half of the Defendant Insurers' Counterclaims in these proceedings which constitute the entirety of their claims against MNB. The Defendant Insurers, Dominic Adams and the V.W. Broad Agency and each of them accordingly hereby release MNB from any and all claims that they presently have against them, or which may hereafter arise out of anything done or omitted to be done prior to the date hereof (whether known or unknown, suspected or unsuspected), insofar as the same arise out of or in connection with these proceedings or the subject matter thereof or any aspect of the Barr Sinister film project (including, without limitation, the completion guarantee, insurance cover and/or cut-through endorsements).

     (d) MNB hereby releases the Defendant Insurers, Dominic Adams and the V.W. Broad Agency, from one half of the original sum claimed by BCMB on behalf of itself and MNB in the Points of Claim in these proceedings. MNB hereby further releases the Defendant Insurers, Dominic Adams and the V.W. Broad Agency, from any and all other claims that they presently have against them or which may hereafter arise out of anything done or omitted to be done prior to the date hereof (whether known or unknown, suspected or unsuspected), insofar as the same arise out of or in connection with these proceedings or the subject matter thereof or any aspect of the Barr Sinister film project (including, without limitation, the completion guarantee, the insurance cover and/or cut-through endorsements).

3. (a) The parties to this Agreement by their solicitors shall contemporaneously with the execution of this Agreement sign respective consent orders in the terms of Schedule 2 hereto discontinuing the Counterclaims against MNB with no order as to costs. The signed consent orders shall be held by MNB's solicitors pending the payment of funds by MNB on the payment date referred to in clause 2(a) above to the order of the parties signing the consent orders and MNB's solicitors shall let the Defendant Insurers solicitors have copies of the conformed Order. On confirmation of receipt of payment by the recipients of such funds, MNB's solicitors shall forthwith lodge the signed consent orders at the High Court for sealing.

     (b) The Defendant Insurers shall within 21 days of the payment provided for by Clause 2(a) above apply for leave and use all reasonable endeavours to obtain leave to amend their Defences and Counterclaims in these proceedings:

          (i)  to remove the claims against MNB; and

          (ii) to amend the claim against BCMB to reflect the fact that they are suing BCMB for half of the Counterclaim (in the way illustrated by Schedules 3(A)-(C) to this Agreement). Pursuant to such amendments, the total sum claimed against BCMB alone will be US$3,898,814.70 plus interest and costs.

     (c) MNB shall within 21 days of the payment provided by clause 2(a) procure the amendment of the Points of

          Claim by BCMB to reflect the release of the Defendant Insurers from one half of the original sum claimed by BCMB on behalf of MNB and itself in the Points of Claim (in the way illustrated by Schedule 4 to this Agreement).

4. MNB on the one hand, and each of the Defendant Insurers, Dominic Adams and the V.W. Broad Agency on the other hand, irrevocably and unconditionally covenant with each other that, save for the purposes of enforcing the provisions of this Agreement, they will not institute or pursue against the other any claim whatsoever (whether known or unknown, suspected or unsuspected) insofar as the same arise out of or in connection with these proceedings or the subject matter thereof or any aspect of the Barr Sinister film project (including, without limitation, the completion guarantee, the insurance cover and/or cut-through endorsements).

5. Each of the Defendant Insurers agree with MNB that they will not sue BCMB for more than one half of the principal amount of the Counterclaim (US $3,898,814.70 excluding interest and costs) . Each of the Defendant Insurers agree with MNB that they will only seek to recover from BCMB such costs as have been incurred by them in:

     (a)  Defending the claim brought by BCMB on behalf of itself and not MNB;
          and

     (b)  pursuing the Counterclaim against BCMB and not MNB.

6. The Defendant Insurers and MNB agree that they will each bear their own costs in relation to the matters arising between them in these proceedings and this settlement.

7. The terms of this settlement are without prejudice to any of the Defendant Insurers' arguments, other than against MNB, including arguments as to the validity or otherwise of policy nos OLH 9490 and OLH 9491 (referred to in the Points of Claim to these proceedings as "the First Excess Policy" and "the Second Excess Policy").

8. Each of the parties hereto agree that the terms of this Agreement and of the discussions leading to this Agreement shall be and remain confidential to the parties, their legal and financial advisers and their reinsurers save to the extent that:

     (a)  They may be compelled by applicable law to disclose the same; and

     (b) MNB may disclose the same to actual or potential investors in MNB and applicable regulatory authorities; and

     (c) The Defendant Insurers and BCMB shall be at liberty to bring to the attention of the Court the costs provisions (Clauses 5 & 6) only in this Agreement on any issue of costs arising between them.

     (d) The Defendant Insurers or MNB may be at liberty to disclose this Agreement on any questions concerning its validity or enforceability.

9. Each of the parties hereto warrants that it has not assigned, encumbered or otherwise disposed of any claim against any of the other parties, other than as described in preamble 6 to this Agreement.

10. If any term or provision in this Agreement shall in whole or in part be held to any extent to be illegal or unenforceable under any enactment or rule of law, that term or provision or part shall to that extent be deemed not to form part of this Agreement and the enforceability of the remainder of this Agreement shall not be affected.

11. The signatories to this Agreement each hereby warrant that they are authorised to sign this Agreement on behalf of their clients. This
     Agreement:

     (a) shall be binding upon and shall enure for the benefit of the successors of the parties hereto but shall not be assignable (except to successor entities by way of merger consolidation or asset disposition) and;

     (b) may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

12.  a)   In the event MNB goes into liquidation after conditions 1(a) and (b)
          above have been fulfilled but before paying the Defendant Insurers the sums due in accordance with clause 2(b) of this Agreement, MNB admit, for the purposes of the liquidation, the balance of the debt due under this Agreement, namely the sum of US$ 500,000.

     b) This Agreement is without prejudice to the Defendant Insurers' rights to seek to prove in MNB's liquidation for the full amount of their Counterclaim against MNB (US$3,898,814.70) including interest and costs in the event that MNB goes into liquidation before paying the Defendant Insurers any of the sums due in accordance with either clauses 2(a) or 2(b) of this Agreement. If the Defendant Insurers have received any sums from MNB prior to the liquidation, they agree that they will deduct these sums from the US$3,898,814.70, including interest and costs and seek to prove only for the balance.

     c) The Defendant Insurers' rights under sub-paragraph (b) above may be exercised as an alternative to their rights of enforcement under this Agreement.

13. This Agreement shall be governed by and construed in all respects in accordance with English law and the parties hereto submit to the exclusive jurisdiction of the English Court in relation to any matters arising under this Agreement.

14. Neither MNB, its directors and officers nor its legal or financial advisers, including those advisers who have been or who are participating in the negotiations or in the preparation or execution of this Agreement are aware, after diligent enquiry, of MNB violating any laws applicable to the validity and enforceability of this Agreement. Nor are they aware of any other matters which may render this Agreement invalid or unenforceable or, which may violate any applicable law.

IN WITNESS OF which this Agreement has been duly executed on the date first above written

Signed by Clyde & Co
on behalf of all of those Lloyds
Underwriters subscribing to
the Lineslips No. 9SH 9388 & OLH 9482
(The First Defendant), Dominic Adams and the V.W. Broad Agency

/s/ Clyde & Co.
-------------------------

Signed by LeBoeuf Lamb Greene & Macrae
on behalf of Eagle Star Insurance Company
Limited and Star Assurance Company Limited and Munich Reinsurance Company
(The Second and Third and Eleventh Defendants)

/s/ LeBouef
-------------------------

Signed by Davies Arnold Cooper
on behalf of St Paul Fire and Marine
Insurance Company (UK) Ltd, Sphere Drake
Insurance Plc, Scor (UK) Reinsurance Co Ltd,
Orion Insurance Co Ltd, Prudential Assurance
Co Ltd, Guardian Royal Exchange (UK) Ltd,
Union America Insurance Co Ltd, Munich
Reinsurance Company, Albingia Versicherungen,
Sovereign Insurance (UK) Ltd, Tokio Marine &
Fire Insurance Co Ltd, Taisho Marine & Fire
Insurance Co (Europe) Ltd, Uni Storebrant
Insurance Co (UK) Ltd and Wasa International
(UK) Insurance Co Ltd.
(The Fourth to Tenth and Twelfth to Seventeenth Defendants)

/s/ Davies Arnold Cooper
------------------------------

Signed by Richards Butler
on behalf of Mercantile National Bank Inc
(The Second Defendant to Counterclaim)

/s/ Richards Butler
------------------------------

This Agreement is made the 17th day of December 1996 between BCMB Corporation Limited (in administration)(formerly British and Commonwealth Merchant Bank plc (in administration)) ("BCMB") of Saddler's House, 44 Gutter Lane, London EC2V 6HL and Mercantile National Bank Inc ("MNB") of 1840 Century Park East, Los Angeles, CA 90067 USA.

WHEREAS:

1. BCMB commenced proceedings on behalf of itself and MNB against seventeen Lloyd's of London and Company insurers ("the Defendant Insurers") in the Commercial Court, Queen's Bench Division of the High Court of Justice,(1992 Folio No. 2684) on 11 September 1992.

2. In their Defences to the aforementioned claim, the Defendant Insurers deny all liability. Further, the Defendant Insurers have served Counterclaims against BCMB and MNB and have joined MNB to the proceedings as a Defendant to those counterclaims.

3. In their Defences to Counterclaim, BCMB and MNB deny all liability. However, MNB and the Defendant Insurers have agreed a compromise of the Defendant Insurers' counterclaims against MNB and a compromise of MNB's half share of BCMB's original claim against the Defendant Insurers on the terms set out in the aforementioned Agreement ("the Insurers' Agreement"). Insofar as the provisions of the Insurers' Agreement affect the continuation of the proceedings between BCMB and the Defendant Insurers, such effect is recorded in the letter agreement between BCMB and the Defendant Insurers a draft of which is annexed as schedule 1 hereto ("the Letter Agreement").

4. Subject to the effect of certain terms of the Letter Agreement, BCMB's claim against the Defendant Insurers will continue to subsist following the completion of this Agreement ("the BCMB Agreement") and the Defendant Insurers' Counterclaims against BCMB will also so continue.

5.   BCMB and MNB have reached the agreement set out below for the purposes:-

     (a) of clarifying the relationship between BCMB and MNB which exists pursuant to their joint participation in the loan to Performance Guarantees Inc ("PGI") and Brault Holdings in respect of the film Barr Sinister and as set out in the Loan Agreement and Security Agreement dated 11 July 1990 between such parties ("the Loan Agreement") and the agency letter between BCMB and MNB dated 11 July 1990 ("the agency letter");

     (b) of ensuring that the Insurers' Agreement eliminates any future exposure for MNB in respect of the Barr Sinister project; and

     (c) of ensuring that BCMB's potential liability to the Defendant Insurers is restricted to one half of the current claim by the Defendant Insurers against BCMB and MNB (i.e. US$3,898,814.70 plus interest plus costs (with such costs being limited in accordance with the provisions of the Letter Agreement)).

     (d) Of ensuring that MNB will have no interest in or entitlement to any sum ultimately awarded or agreed to be paid to BCMB by the Defendant Insurers or any of them.

NOW IT IS HEREBY AGREED AS FOLLOWS:-

1. The BCMB Agreement is conditional upon the fulfilment of the conditions referred to in Clause 1 of the Insurers' Agreement. Upon the fulfilment of such conditions (in respect of which MNB will notify BCMB within 7 days thereof), the following provisions of the BCMB Agreement shall take effect (except for clauses 4 and 5 below which take effect from the date of the BCMB Agreement and will remain in effect after the date of fulfilment). If such conditions are not fulfilled then the BCMB Agreement (including clauses 4 and 5) shall be null and void.

2. In consideration of MNB securing an agreement with the Defendant Insurers in the terms of the Insurers' Agreement, BCMB:-

     (a) within 14 days of the date of fulfilment of the conditions referred to in Clause 1 of the Insurers' Agreement, shall seek leave to amend the Points of Claim in this action in the manner set out at schedule 2 hereto so as to enable MNB to comply with its obligation under Clause 3(c) of the Insurers' Agreement;

     (b) subject to paragraph 3 hereof hereby releases MNB from responsibility for payment of any part of BCMB's costs of pursuing any claim whatsoever arising out of or in connection with any aspect of the Barr Sinister film project (including, specifically, but without limitation, responsibility for payment of any part of BCMB's costs of pursuing the original claim against the Defendant Insurers);

     (c) hereby releases MNB from any liability for and covenants not to sue MNB in respect of any part of the claim for US $3,898,814.70 plus interest plus costs which will, subject to the terms of the Letter Agreement, continue to be made by the Defendant Insurers against BCMB after the completion of the BCMB Agreement.

     (d) hereby releases MNB from responsibility for any costs or expenses incurred by BCMB in defending any claim whatsoever arising out of or in connection with any aspect of the Barr Sinister film project (including, specifically, but without limitation, responsibility for any costs or expenses incurred by BCMB in defending the Defendant Insurers' counterclaims).

3. Within 7 days of the fulfilment of the conditions referred to in clause 1 of the Insurers' Agreement, MNB's solicitors, Richards Butler and BCMB's solicitors, Denton Hall, will sign a joint bank instruction releasing to Denton Hall for the account of BCMB the sum of (Pounds) 13,758 plus interest which is currently held in a joint account in the name of those two firms.

4. Each of the parties hereto irrevocably and unconditionally covenants with each other that, save for the purposes of enforcing the provisions of the BCMB Agreement, they will not institute or pursue against the other any claim whatsoever (whether known or unknown, suspected or unsuspected) insofar as the same arises out of or in connection with the proceedings referred to in the above Recitals or the subject matter thereof or any aspect of the Barr Sinister film project (including, without limitation, the Loan Agreement, the completion guarantee, the agency letter, the insurance cover and/or cut-through endorsements).

5. Each of the parties hereto agree that the terms of the BCMB Agreement (and of the Insurers' Agreement) and of the discussions leading to the BCMB Agreement shall be and remain confidential to the parties and their legal and financial advisers save to the extent that they may be compelled by applicable law or regulation to disclose the same and save that MNB may disclose the same to actual or potential investors in MNB or to applicable regulatory authorities

6. If any term or provision in the BCMB Agreement shall in whole or in part be held to any extent to be illegal or unenforceable under any enactment or rule of law, that term or provision or part shall to that extent be deemed not to form part of the BCMB Agreement and the enforceability of the remainder of the BCMB Agreement shall not be affected.

7. The signatories to the BCMB Agreement each hereby warrant that they are authorised to sign the BCMB Agreement and thereby to bind their principal to the terms hereof.

8. The Administrators of BCMB shall not incur any personal liability of any kind under, or by virtue of, the BCMB Agreement and/or the Letter Agreement, nor in relation to any related matter or claim, whether in contract, tort or restitution or by reference to any other remedy or right, in any jurisdiction or forum.

9.   The BCMB Agreement:

     (a) shall be binding upon and shall enure for the benefit of the successors of the parties hereto but shall not be assignable (except, to successor entities by way of merger consolidation or asset disposition) and;

     (b) may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

9. The BCMB Agreement shall be governed by and construed in all respects in accordance with English law and the parties hereto submit to the non-exclusive jurisdiction of the English Court in relation to any matters arising under the BCMB Agreement.


Signed by Denton Hall on behalf of)          /s/ Denton Hall
BCMB Corporation Limited          )
(In Administration)               )
                                  )



Signed by Richard Butler          )
on behalf of Mercantile           )
National Bank Inc                 )
                                  )

                                  SCHEDULE 1

            DRAFT LETTER FROM DENTON HALL TO THE DEFENDANT INSURERS
                                  SOLICITORS

                                                               WITHOUT PREJUDICE
                                                           & SUBJECT TO CONTRACT

                                                                          [Date]

Dear Sirs

We confirm that out clients, British Commonwealth and Mercantile Bank (BCMB) agree:

1 To consent to the amendments to the Points of Counterclaim in Commerical Court action 1992 Folio No. 2684 ("the Original Action") made by the first to seventeenth defendants ("the Defendant Insurers") as appear in the attached drafts at Annex 1 to this letter.

2 In accordance with Mercantile National Bank's instructions to BCMB, to amend their Points of Claim in the Original Action as per the attached draft at Annex 2 to this letter.

3 They will not thereafter seek to pursue the Defendant Insurers, Dominic Adams or the V. W. Broad Agency for any sums in excess of US (Pounds) 60,329.42 plus interest and costs as per paragraph 4 below.

4 In the event of Judgment on costs in favour of BCMB, BCMB will not seek to obtain more than the following:

Costs Incurred Up To The Date Of This Agreement
-----------------------------------------------

(i) 50% of such costs as have been incurred by BCMB in pursuing the claim on its own behalf and on behalf of MNB.

(ii) 100% of the total costs incurred by BCMB in defending on its own behalf the Counterclaim by the Defendant Insurers.

Costs Incurred After The Date Of This Agreement
-----------------------------------------------

(iii) 100% of such costs as are hereafter incurred by BCMB in pursuing the claim on its own behalf.

(iv) 100% of such costs as are hereafter incurred by BCMB in defending the Counterclaim on its own behalf.

The Defendant Insurers agree that they will:

5a    Amend their Points of Counterclaim as per the drafts at Annex 1.

 b    Consent to the amendments to BCMB's Points of Claim as appear in Annex 2.

 c Not pursue BCMB for sums in excess of US$3,898,814.70 (being one half of the combined total of the principal sums claimed by the Defendant Insurers by way of their Counterclaims at the date hereof) plus interest and costs as per sub-paragraph d. below.

 d In the event of a Judgment on costs in favour of the Defendant Insurers, the Defendant Insurers will not seek to obtain more than the following:-

Costs Incurred Up To The Date Of This Agreement
-----------------------------------------------

(i) 50% of their total costs of defending the claim brought by BCMB on its own behalf and on behalf of MNB.

(ii) 100% of such of their total costs in pursuing the Counterclaim as are solely attributable to the Counterclaim against BCMB, plus 50% of such of their total costs as are common to the Counterclaims against both BCMB and MNB.

Costs Incurred After The Date Of This Agreement
-----------------------------------------------

(iii) 100% of such costs as are hereafter incurred by the Defendant Insurers in defending the claim pursued by BCMB alone.

(iv) 100% of such costs as are hereafter incurred in pursuing the Counterclaim against BCMB alone.

The Defendant Insurers and BCMB shall be at liberty to bring to the attention of the Court the terms of the costs provisions (clauses 5 and 6) in the Agreement between MNB and the Defendant Insurers on the issue of costs.

The obligations of the parties arising from this letter will only come into effect once condition 2(a) of the Agreement between MNB and the Defendant Insurers, Dominic Adams and the V. W. Broad Agency has been fulfilled. MNB and the Defendant Insurers solicitors shall immediately notify BCMB's solicitors once condition 2(a) has been fulfilled. Within 21 days thereafter, BCMB and the Defendant Insurers shall seek to amend their respective pleadings in accordance with paragraphs 2 and 5a above.

The solicitors for Mercantile National Bank, the Defendant Insurers, Mr. Adams and V. W. Broad Agency have countersigned this letter and the Annexes attached indicating their clients' agreement to the terms set out in this letter.

Yours faithfully



Denton Hall (Solicitors for BCMB)

We confirm the above


---------------------------------------

Signed by Clyde & Co (Solicitors for all those Lloyd's
Underwriters subscribing to the Lineslips No. 9SH 9388
& OLH 9482 (The First Defendant) and Mr. Adams, and the
V. W. Broad Agency)


---------------------------------------

Signed by LeBoeuf, Lamb, Greene & MacRae (Solicitors for Eagle Star Insurance Company Limited, Star Assurance
Company Limited and Munich Reinsurance Company (The
Second, Third and Eleventh Defendants))


---------------------------------------

Signed by Davies Arnold Cooper (Solicitors for St Paul
Fire and Marine Insurance Company (UK) Ltd, Sphere
Drake Insurance Plc, Scor (UK) Reinsurance Co Ltd,
Orion Insurance Co Ltd, Prudential Assurance Co Ltd, Guardian Royal Exchange (UK) Ltd, Union America Insurance Co Ltd,
Munich Reinsurance Company, Albingia Versicherungen,
Sovereign Insurance (UK) Ltd, Tokio Marine & Fire Insurance
Co Ltd, Taisho Marine & Fire Insurance Co (Europe) Ltd, Uni Storebrant Insurance Co (UK) Ltd and Wasa International (UK) Insurance Co Ltd (The Fourth to Tenth and Twelfth to Seventeenth Defendants))


---------------------------------------

Signed by Richards Butler (solicitors for Mercantile National Bank)